UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 20, 2004

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 20, 2004, of Seagate Technology

Item 12. Results of Operations and Financial Condition

On April 20, 2004, we issued a press release to report our financial results for the quarter ended April 2, 2004. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this report and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

In this press release we referred to non-GAAP measures for net income and earnings per share. As of January 2, 2004, the Company’s balance sheet for accrued income taxes included $125 million for potential tax indemnification amounts in connection with the purchase of the operating assets of Seagate Delaware by New SAC in November 2000. The Company recorded the full $125 million indemnification amount as an income tax benefit in the current quarter ending on April 2, 2004 and a corresponding increase to net income after tax. The non-GAAP measures for net income and earnings per share excluded the $125 million income tax benefit.

We believe these non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding certain one-time non-cash items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: April 20, 2004	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary